                                Presentation to:
                            First Commonwealth Corp.
                               Board of Directors

                          Morgan Keegan & Company, Inc.
                          Financial Institutions Group

                                  June 5, 2001

The information contained in this package should be considered  confidential and should  not be  used  for  any  purpose  other  than  the  Board  of  Directors'
consideration of this transaction.

                                Table of Contents
Summary of the Offer                                      Tab A
        Morgan Keegan Analyses                            Tab B
        Stock Premium Analysis
        Comparable Company Analysis
        Dividend Discount Analysis
        Conclusion
Exhibits                                                  Tab C

                              Summary of the Offer

                           Summary of the Merger Offer

•    It is proposed that First Commonwealth Corporation ("FCC" or the "Company")
     (NASDAQ:  FMVA)  merge with and into  United  Trust  Group,  Inc.  ("UTGI")
     (NASDAQ: UTGI)

•    A special  committee of the Board of Directors of FCC has been appointed to review the transaction

•    At the Effective Time of the merger,  FCC will cease to exist and UTGI will continue as the surviving corporation

•    Morgan  Keegan has been  retained to give its  opinion as to the  fairness, from a  financial  point  of  view,  of the  consideration  offered  in the transaction

                           Summary of the Merger Offer

•    The  proposed  consideration  consists of a cash offer price of $250.00 per share

•    Expected dollar amount of $2,192,750

•    Expected to represent  approximately 8,771 shares, or 16.1% of total shares outstanding, and approximately 3,475 shareholders

                             Morgan Keegan Analyses

                       Summary of Morgan Keegan's Analyses

•    As part of our  engagement,  representatives  of Morgan Keegan  interviewed management of First  Commonwealth  Corp. at the Company's  headquarters  in
     Springfield, Illinois. Additionally,  representatives conducted on site due diligence,  reviewing  financial  documents  and other  information  deemed relevant to performing our assignment.  In rendering our Fairness  Opinion, we performed the  following  analyses:

•    Stock Premium  Analysis - Morgan Keegan looked at the trading history since
     January 1, 2000 of FCC stock to compare the  offering  price of $250.00 per share in cash to the range of closing  prices over the period ended May 31,
     2001;

•    Comparable  Companies  Analysis  - A  group  of  comparable  companies  was selected based on asset size, market capitalization and line of business in order to compare the implied valuation  multiples arising from the offering price of $250.00 per share to the observed valuation  multiples for similar companies that are more heavily traded; and,

•    Dividend Discount Analysis - Morgan Keegan analyzed projections provided by management  of the Company in order to determine  the present  value of the future cash flows that a minority  investor  can expect to receive over the projection  horizon.  The range of adjusted  values was then  compared  the offering prices of $250.00 per share.

                             Stock Premium Analysis

                      Summary of the Stock Premium Analysis

                                 As of 5/31/2001

                                                         Cash Purchase
                        Last                      Offered            Offered
  Date                 Trade       Volume          Price             Premium
------------------------------------------       ---------------------------
08/07/2000            $  86.00      400          $  250.00             191%
08/04/2000            $  80.00      400             250.00             213%
05/22/2000            $  85.00      200             250.00             194%

                      Summary of the Stock Premium Analysis

                                   Conclusion

•    FCC's stock is thinly traded, with total volume for the twelve months prior to the date of this opinion of 400 shares

•    Over the most recent twelve months prior to the date of this opinion, FCC's stock  price has ranged  from a high of $86.00 per share to a low of $80.00 per share

•    The cash offering price of $250.00 represents a 191% premium above the most recent closing price of $86.00 per share on May 25, 2001

•    On February 13, 2001, First Southern Bancorp,  Inc. purchased 544 shares of
     FCC stock from James E.  Melville  and his family for  $200.00 per share in the form of a 5-year  promissory note. The cash offering price represents a
     25% premium to this negotiated price.

                          Comparable Companies Analysis

                          Comparable Companies Analysis

•    This analysis is performed to determine if the implied valuation  resulting from the  offering  prices  are  similar  to a group  of  FCC's  comparable companies

•    Comparable   companies   are  chosen   primarily  on  asset  size,   market
     capitalization and similar business lines

•    The comparable companies were chosen based on the following screens:

•    Publicly  traded  life  insurance   underwriters   with  a  current  market
     capitalization less than $100 million

•    As part of this  analysis,  Morgan Keegan  adjusted the Company's  reported income  statement based on information  provided by management to eliminate
     non-recurring   expenses  and  extraordinary  items.  This  results  in  an estimation  of  core  net  income  from  operations  for  FCC,  which  is a comparable measure of earning power to be used in the comparable  companies analysis.

•    Additionally,  Morgan  Keegan  estimated the present value of the Company's net operating loss carryforward  ("NOLs") by applying the remaining balance of $3,050,000 to projected 2001 statutory pre-tax income of $4,100,000. The income  sheltered by these NOLs,  assuming a 35% tax rate,  was  discounted back to the present at a discount  rate of 17.0%.  The present value of the
     NOLs is $974,041, as shown below.

        Net Operating Loss Carryforward                               $3,050,000
        x Income Taxes Saved @                           35.0%         1,067,500
        Discounted to June 1, 2001 @                     17.0%           974,041
Present Value Factor for NOL @ 17% Discount Rate:                         0.9125

                     Summary of Income Statement Adjustments

•    The adjustments to the Company's  reported income  statement  identified by management are listed below:

•    Reported gains and losses from the sale of investment  securities  totaling
     $715,328 for the twelve  months ended March 31, 2001 were  eliminated  from reported  income  as  they  are not a part of the  core  operations  of the
     Company;

•    The accrual for James Melville's  employment contract totaling $562,000 was eliminated from reported income due to its non-recurring nature;

•    The accrual for Larry Ryherd's  employment  contract  totaling $933,000 was eliminated from reported income due to its non-recurring nature;

•    The accrual for  litigation  associated  with the defense of a legal matter
     totaling   $500,000  was  eliminated   from  reported  income  due  to  its
     non-recurring nature; and,

•    The sum of reported pre-tax income plus these  adjustments was tax effected at 35% to  reflect  adjusted  net  income  on a  comparable  basis  as that reported by the comparable companies.

•    A table itemizing these adjustments appears on the following page.

                     Summary of Income Statement Adjustments

                                                            LTM
Adjusted Income Statement                                 03/31/01
----------------------------------------------------   -----------
Reported Pre-Tax Income                                 ($574,608)
Adjustments:
(1) Eliminate (Gains)/Losses on Sale of Investments       715,328
(2) Eliminate Accruals for Melville Employment Contract   562,000
(3) Eliminate Accruals for Ryherd Employment Contract     933,000
(4) Eliminate Accrual for Litigation                      500,000
(5) Income Tax Adjustment @        35.0%                 (748,000)
                                                       ----------
ADJUSTED NET INCOME                                    $1,387,720
                                                       ==========

Adjusted Net Income                                    $1,387,720
Plus:
Taxes                                                     748,000
Interest                                                1,192,411
                                                       ----------
ADJUSTED EBIT                                          $3,328,131
Plus:
Depreciation and Amortization                           3,816,894
                                                       ----------
ADJUSTED EBITDA                                        $7,145,025
                                                       ==========

                             Summary of the Comparable Company Analysis

                                                       FMVA COMPARABLE COMPANY TABLE
                                     --------------------------------------------------------------------
                                     Market Value of Equity /              Market Value of Total Capital/
                                     --------------------------------------------------------------------
                                        LTM          2001E       Tangible        LTM             LTM
                                     Net Income    Net Income   Book Value       EBIT          EBITDA
                                     --------------------------------------------------------------------
High                                    73.22          8.84         1.13         64.85           5.51
Low                                      7.20          6.74         0.35          4.35           2.90
Mean                                    18.99          7.79         0.69         16.77           4.11
Median                                   8.05          7.79         0.64          7.05           3.73
                                     --------------------------------------------------------------------
FMVA - $250 Cash Offer                   9.80         15.09         0.61          7.94           3.70

                                                     Implied Price Per Share for FMVA
                                     --------------------------------------------------------------------
Comparable                           Market Value of Equity /              Market Value of Total Capital/
                                     --------------------------------------------------------------------
Company                                 LTM          2001E       Tangible        LTM             LTM
Multiples                           Net Income *  Net Income *  Book Value*      EBIT          EBITDA
                                     --------------------------------------------------------------------
High                                $1,886.34      $ 164.34     $ 481.25    $ 3,732.58       $ 488.23
Low                                   $201.60        129.64       159.42         30.03         144.37
Mean                                   502.38        146.99       300.19        790.28         304.49
Median                                 223.20        146.99       278.00        195.30         253.79

*  Calculated  by adding  the per share  value of the NOL to the  implied  value derived from the comparable company multiples. The per share value of the NOL is calculated as: $974,041 / 54,385 = $17.91.

See Exhibit 1

                             Summary of the Comparable Company Analysis
Conclusion

The offering price of $250.00 per share represents the following valuation multiples for First
Commonwealth Corp.:

                                                       FMVA COMPARABLE COMPANY TABLE
                                     -----------------------------------------------------------------
                                        Market Value of Equity /        Market Value of Total Capital/
                                     -----------------------------------------------------------------
                                        LTM          2001E       Tangible        LTM             LTM
                                     Net Income    Net Income   Book Value       EBIT          EBITDA
                                     -----------------------------------------------------------------

        FMVA - $250 Cash Offer         9.80           15.09         0.61          7.94          3.70

•    The implied  price / earnings  multiples for are higher than the median P/E multiple for the comparable companies

•    The implied  price / tangible  book multiple is in line with the median for the comparable companies

•    The implied market value of total capital ("MVTC") / EBIT and MVTC / EBITDA multiples are within the range of multiples for the comparable companies

                            The Comparable Companies
                      First Commonwealth Corp. Comparables
            ---------------------------------------------------
            Standard Management Corp                       SMAN
            Ceres Group                                    CERG
            Financial Industries Group                     FNIN
            Cotton States Life Insurance Co.               CSLI
            Security National Financial Corp              SNFCA
            Acap Corporation                               AKAP
            Citizens Financial Corp                        CNFL
            Southern Security Life Insurance               SSLI
            Rushmore Financial Group                       RFGI

                           Dividend Discount Analysis

                    Summary of the Dividend Discount Analysis
Methodology

     •    Morgan Keegan analyzed a dividend discount models based on projections for FCC provided by management of the Company

     •    These projections are summarized below:

     •    Projected statutory pre-tax income for 2001 totaled $4.1 million,  and increased  to $6.5  million  for  fiscal  2004  and  2005

          •    Projected  statutory pre-tax income was taxed at 35% in each year to arrive at statutory net income

          •    65% of the net  amortization  for cost of insurance  acquired was deducted from statutory net income to reconcile to a GAAP basis

          •    65% of the net amortization for deferred policy acquisition costs was  deducted  from  statutory  net income to reconcile to a GAAP basis

          •    The Company paid no dividends over the projection horizon

          •    The beginning date of the analysis is June 1, 2001

     •    Morgan Keegan  adjusted the implied  values  derived from the dividend discount  analysis by adding back the  estimated  present value of the
          NOLs ($974,041),  since the GAAP net income projections had been taxed at 35%

     •    A sensitivity analysis was performed based on the Company's the degree to which  projected 2005 net income was achieved - ranging from 70% to
          130% of projected GAAP net income in 2005

     •    The multiples of net income in 2005 used to determine a terminal value ranged from 6.50x to 9.50x

                    Summary of the Dividend Discount Analysis

Conclusion

     •    After  adjusting to include the impact of the NOLs, the model produced a range of values from $8.1 million to $20.4 million, with a median of
          $13.6  million.  Assuming  54,385  common  shares  outstanding,   this
          translates into per share values ranging from $149.28 to $374.47, with a median per share value of $248.88

     •    The offering  price of $250.00 per share is within the range of values implied by the dividend discount analysis

                                      First Commonwealth Corp.
                                     Dividend Discount Analysis

                                                   2001      2002         2003         2004        2005
                                              -----------------------------------------------------------
Projected Pre-Tax Income                      $4,100,000 $4,870,000   $5,785,000  $6,515,000   $6,515,000

  Less: Income Taxes @     35%                (1,435,000) (1,704,500) (2,024,750) (2,280,250)  (2,280,250)

  Less: Amort. Of Cost of Insurance Acquired    (725,400)  (623,350)    (529,100)   (443,300)    (382,850)

  Less: Amort. Of Deferred Policy Acq. Costs  (1,038,700)  (917,800)    (809,900)   (713,700)    (627,250)
                                              -----------------------------------------------------------

GAAP Net Income                                  900,900  1,624,350    2,421,250   3,077,750    3,224,650

Dividend Distributions to Shareholders             0.0%       0.0%          0.0%        0.0%         0.0%
                                              -----------------------------------------------------------
Interim Cash Flows to Minority Investors               0          0            0           0            0

+ Terminal Value (Multiple of Pre-Tax Income)                                                  25,797,200
                                              -----------------------------------------------------------
= Interim Cash Flows + Terminal Value                 $0         $0           $0          $0  $25,797,200

x Present Value Interest Factor                  0.91245    0.77987      0.66656     0.56971      0.48693
                                              -----------------------------------------------------------
= Present Value of Cash Flows                          0          0            0           0   12,561,412
                                              ===========================================================
            Compounding Periods                     0.58       1.58         2.58        3.58         4.58
(End of Year Convention)

Present Value of Future Cash Flows @   17.0% $12,561,412
                                             -----------
Plus:Present Value of NOL Carryforwards @ 17.0%  974,041
                                                --------
Implied Value of Equity Capital              $13,535,500
                                             ===========        Terminal Value Determination
                                                                ------------------------------------------
                                                                2005 Net Income                  3,224,650
                                                                Net Income Multiple                   8.00
                                                                                                ----------
                                                                Terminal Value                  25,797,200

                                                                PV of Terminal Value            12,561,412
                                                                Terminal Value as % of Total         92.8%

                                      First Commonwealth Corp.
                                     Dividend Discount Analysis

                                        Sensitivity Analysis
           Matrix of Outcomes Varying the Net Income and Multiple, Constant Discount Rate

                                 Terminal Value Net Income Multiple

Range of Year 5 Net Income           6.50       7.00       7.50          8.00       8.50       9.00       9.50
                                -----------------------------------------------------------------------------------
  70%  $2,257,000                $8,118,344  $8,667,906  $9,217,468  $9,767,030 $10,316,591 $10,866,153 $11,415,715
                                -----------------------------------------------------------------------------------
  80%  $2,580,000                $9,138,959  $9,767,030 $10,395,100 $11,023,171 $11,651,241 $12,279,312 $12,907,383
                                -----------------------------------------------------------------------------------
  90%  $2,902,000               $10,159,574 $10,866,153 $11,572,733 $12,279,312 $12,985,891 $13,692,471 $14,399,050
                                -----------------------------------------------------------------------------------
 100%  $3,224,650               $11,180,188 $11,965,277 $12,750,365 $13,535,453 $14,320,542 $15,105,630 $15,890,718
                                -----------------------------------------------------------------------------------
 110%  $3,547,000               $12,200,803 $13,064,400 $13,927,997 $14,791,594 $15,655,192 $16,518,789 $17,382,386
                                -----------------------------------------------------------------------------------
 120%  $3,870,000               $13,221,418 $14,163,524 $15,105,630 $16,047,736 $16,989,842 $17,931,948 $18,874,053
                                -----------------------------------------------------------------------------------
 130%  $4,192,000               $14,242,033 $15,262,647 $16,283,262 $17,303,877 $18,324,492 $19,345,106 $20,365,721
                               -----------------------------------------------------------------------------------

                                 Terminal Value Net Income Multiple
                                        Sensitivity Analysis

                                  Implied Range of Per Share Values

Range of Year 5 Net Income            6.50        7.00        7.50        8.00       8.50        9.00         9.50
                                -----------------------------------------------------------------------------------
   70% $2,257,000                   $149.28     $159.38     $169.49     $179.59     $189.70     $199.80     $209.91
                                -----------------------------------------------------------------------------------
  80%  $2,580,000                   $168.04     $179.59     $191.14     $202.69     $214.24     $225.78     $237.33
                                -----------------------------------------------------------------------------------
  90%  $2,902,000                   $186.81     $199.80     $212.79     $225.78     $238.78     $251.77     $264.76
                                -----------------------------------------------------------------------------------
 100%  $3,224,650                   $205.57     $220.01     $234.45     $248.88     $263.32     $277.75     $292.19
                                -----------------------------------------------------------------------------------
 110%  $3,547,000                   $224.34     $240.22     $256.10     $271.98     $287.86     $303.74     $319.62
                                -----------------------------------------------------------------------------------
 120%  $3,870,000                   $243.11     $260.43     $277.75     $295.08     $312.40     $329.72     $347.05
                                -----------------------------------------------------------------------------------
 130%  $4,192,000                   $261.87     $280.64     $299.41     $318.17     $336.94     $355.71     $374.47
                               -----------------------------------------------------------------------------------

                                      First Commonwealth Corp.
                                     Dividend Discount Analysis
                          Discount Rate and Terminal Multiple Determination

              Estimated Cost of Equity Capital
              YTM on 20 Year U.S. Treasuries                            6.04%
              Beta                                   1.00
              Equity Premium                         6.20%
              Beta Adjusted Equity Premium                              6.20%
              Small Company Stock Premium                               3.20%
              Company Specific Risk Premium                             2.00%
                                                                       ------
              Marginal Cost of Equity Capital                          17.44%

              Equity Discount Rate                                      17.4%
              Less: Long-term growth rate in Net Income                 -5.0%
                                                                       ------
              Capitalization Rate on Net Income (CR)                    12.4%

              Capitalization Factor - Multiple of Net Income (1/CR)     8.04
                                                                       ======

                                   Conclusion

•    The stock premium  analysis  indicated that the offering price represents a significant  premium over the most recent  closing price for FCC stock,  as well as a  significant  premium  over the price of FCC stock over the prior twelve months.

•    The  comparable  companies  analysis  indicated  that the offering price of
     $250.00 per share generated  valuation multiples that were in line or above the median pricing multiples of the comparable companies.

•    The dividend discount analysis indicated that the offering price of $250.00 per share is in the range of implied values generated by the model.

•    Based upon our analysis, it is our opinion that, as of the date hereof, the offering  price of $250.00  per share is fair,  from a  financial  point of view, to the shareholders of First Commonwealth Corp.

                                            Exhibit 1
                                     Comparable Company Analysis

                                      First Commonwealth Corp.
                                    Comparable Companies Analysis

                                                                                  Latest Twelve Months' (4)                  E.P.S.
                   Share                                                 ----------------------------------------- ------------------------
 Company /         Price              Shares             Net   Adjusted                                  Tangible
  Latest           05/31      Year     Outst.  Market    Debt    Market                          Net       Book             2001Cal 2002Cal
 Financials  Tick  2001   High    Low   (1)    Value      (2)   Value(3) Revenue  EBITDA  EBIT  Income    Value    LTM EPS  Est.(5) Est.(5)
------------ ----  -----  ----   ----- ------ -------  -------  -------- -------  ------  ----- -------  --------  -------  ------- -------

Standard
Management
Corp         SMAN   5.53   6.25   2.75  7,545 $41,725  $29,326  $71,051  $75,934 $20,347 $10,485  $5,755  $65,617    $0.77   0.82     NA
03/31/2001

Ceres Group  CERG   5.01   7.31   4.20 17,452 $87,434   $8,986  $96,420 $628,424 $24,788 $22,173 $10,225  $79,042    $0.60    NA      NA
03/31/2001

Financial
Industries
Group        FNIN  12.50  16.99   7.88  5,055 $63,183  $29,957  $93,140  $45,103 $17,477  $8,391  $8,910 $129,917    $1.73    NA      NA
03/31/2001

Cotton
States
Life
Insurance
Co.          CSLI  11.49  15.50   7.41  6,389 $73,408       $0  $73,408  $42,450 $13,315 $10,026  $7,104  $64,803    $1.10  $1.30  $1.46
03/31/2001

Security
National
Financial
Corp        SNFCA   2.13   3.10   2.00  4,451  $9,481  $16,770  $26,251  $63,689  $7,358  $4,213  $1,258  $27,404    $0.29    NA      NA
03/31/2001

Acap
Corporation  AKAP 450.00 700.00 400.00     7   $3,332     $930   $4,262  $21,587   ($547)($1,009)  ($549)  $7,074 ($104.70)   NA      NA
03/31/2001

Citizens
Financial
Corp         CNFL   9.75  16.31   9.75  1,758 $17,143 ($19,147) ($2,005) $27,934 ($3,859)($3,214)($2,567) $22,306   ($1.45)   NA      NA
03/31/2001

Southern
Security
Life
Insurance    SSLI   3.13   4.81   3.12  1,908  $5,972     $582   $6,554  $10,700  $2,263    $101     $82  $16,585    $0.04    NA      NA
03/31/2001

Rushmore
Financial
Group        RFGI   0.77   2.00   0.38  5,551  $4,274      $35   $4,309   $4,539 ($1,815)($2,058)($1,306)  $4,726   ($0.27)   NA      NA
03/31/2001

(1)  Shares outstanding  includes  in-the-money options using the treasury stock method.

(2)  Short-term debt, long-term debt (including  capitalized lease obligations), and preferred stock minus cash and marketable securities.

(3)  Market value of equity plus net debt.

(4)  Income statement data excludes extraordinary items.

(5)  Mean estimates obtained from First Call and Bloomberg.

(6)  EPS available to common were calculated net of preferred dividends

                            First Commonwealth Corp.
                         Comparable Companies Analysis
                                                                              Multiple of
                                                               Growth      Adj. Market Value           Multiple of Market Value
                    ------------------------------------- --------------- --------------------  --------------------------------------
                                         Return                    Net                                                           Tang-
                                    Net    on    Net Debt Revenue Income                                            2001   2002  ible
        Company     EBITDA  EBIT  Income Latest  to Total  4-Year 4-Year                          Net       LTM     Cal    Cal   Book
         Name       Margin Margin Margin Equity  Capital   CAGR    CAGR   Revenue EBITDA  EBIT   Income     EPS     EPS    EPS   Value
------------------- ------ ------ ------ ------- -------- ------- ------- ------- ------  ----   ------   -------  -----  -----  -----

Standard
 Management Corp      26.8% 13.8%  7.6%   8.1%     29.2%    17.3%    1.8%  0.94 x  3.5 x   6.8 x   7.3 x    7.2 x  6.7 x   NA x  0.6 x

Ceres Group            3.9%  3.5%  1.6%   9.8%      7.9%    21.4%      NM  0.15 x  3.9 x   4.3 x   8.6 x    8.4 x   NA x   NA x  1.1 x

Financial
 Industries Group     38.7% 18.6% 19.8%   6.9%     18.7%    -7.2%      NM  2.07 x  5.3 x  11.1 x   7.1 x    7.2 x   NA x   NA x  0.5 x

Cotton States Life
 Insurance Co.        31.4% 23.6% 16.7%  11.0%      0.0%    13.7%   12.0%  1.73 x  5.5 x   7.3 x  10.3 x   10.5 x  8.8 x  7.9 x  1.1 x

Security National
 Financial Corp       11.6%  6.6%  2.0%   4.6%     38.0%    18.5%   -7.8%  0.41 x  3.6 x     6.2   7.5 x    7.4     NA     NA    0.3

Acap Corporation        NM    NM    NM     NM      11.6%       NM     NM   0.20 x   NM x    NM x    NM x     NM x   NA x   NA x  0.5 x

Citizens
 Financial Corp         NM    NM    NM     NM    -480.8%     9.0%  -31.9% -0.07 x   NM x    NM x    NM x     NM x   NA x   NA x  0.8 x

Southern Security
 Life Insurance       21.2%  0.9%  0.8%   0.5%      3.4%    -3.2%  -41.8%  0.61 x  2.9 x  64.9 x  73.2 x   73.2 x   NA x   NA    0.4

Rushmore
 Financial Group        NM    NM    NM     NM       0.6%       NM     NM   0.95 x   NM x    NM x    NM x     NM x   NA x   NA x  0.9 x

        Low            3.9%  0.9%  0.8%   0.5%   -480.8%    -7.2%  -41.8% -0.07 x 2.90 x  4.35 x  7.09 x   7.20 x 6.74 x 7.87 x 0.35 x

        Mean          22.3% 11.2%  8.1%   6.8%    -41.3%     9.9%  -13.5%  0.78 x 4.11 x 16.77 x 19.00 x  18.99 x 7.79 x 7.87 x 0.69 x

        High          38.7% 23.6% 19.8%  11.0%     38.0%    21.4%   12.0%  2.07 x 5.51 x 64.85 x 73.22 x  73.22 x 8.84 x 7.87 x 1.13 x

        Median        24.0% 10.2%  4.8%   7.5%      7.9%    13.7%   -7.8%  0.61 x 3.73 x  7.05 x  8.05 x   7.89 x 7.79 x 7.87 x 0.64 x

NA - Not Available
NM - Not Meaningful